SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material under Rule 14a-12

                         DELTA PETROLEUM CORPORATION
____________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

____________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies:
          __________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          __________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          __________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          __________________________________________________________________

     (5)  Total fee paid:
          __________________________________________________________________

[ ]  Fee paid previously with preliminary materials




[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          __________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
          __________________________________________________________________

     (3)  Filing Party:
          __________________________________________________________________

     (4)  Date Filed:
          __________________________________________________________________





                         DELTA PETROLEUM CORPORATION
                      370 SEVENTEENTH STREET, SUITE 4300
                           DENVER, COLORADO  80202
                               (303) 293-9133



                             December 22, 2005






Dear Delta Shareholders:

     On behalf of the Board of Directors, it is a pleasure to invite you to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, January 31, 2006, in Denver, Colorado in the Georgetown Room of the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202.

     Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on our operations, followed by a period for questions and discussion.

     We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

     Thank you for your continued support.

                                      Sincerely,


                                      Roger A. Parker, President and CEO



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 31, 2006


TO THE SHAREHOLDERS OF DELTA PETROLEUM CORPORATION:

     As a shareholder of Delta Petroleum Corporation, a Colorado corporation ("Delta" or the "Company"), you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held in the Georgetown Room of the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, on Tuesday, January 31, 2006 at 10:00 a.m. (MST) for the following purposes:

     1)  To elect nine directors;

     2) To consider and vote upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm for Delta for the transition period ending December 31, 2005;

     3) To consider and vote on a merger to reincorporate the Company in the State of Delaware; and

     4) To transact such other business as may be properly brought before the meeting and any adjournments thereof.

     Shareholders of Delta of record at the close of business on December 22, 2005 are entitled to vote at the meeting and all adjournments thereof.

     One-third of the outstanding shares of Common Stock of Delta must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged either to attend the meeting or to be represented by proxy. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is Delta's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

     If you do not expect to attend the meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                              By Order of the Board of Directors


                              Roger A. Parker, President and CEO

December 22, 2005



                               PROXY STATEMENT
                                      OF
                          DELTA PETROLEUM CORPORATION
                        ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 31, 2006


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our "Board" or our "Board of Directors") of Delta Petroleum Corporation ("us," "our," "we" or "Delta") of proxies to be voted at our Annual Meeting of Shareholders (the "Annual Meeting" or the "Meeting") to be held on January 31, 2006, in the Georgetown Room of the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, at 10:00 a.m., and at any adjournment thereof. Each shareholder of record at the close of business on December 22, 2005 of shares of our Common Stock, par value $0.01 per share (the "Common Stock"), will be entitled to one vote for each share so held.
As of December 22, 2005, there were 47,796,775 shares of Common Stock issued and outstanding.

     Shares represented by properly executed proxy cards received by us at or prior to the Annual Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented for
(i) the election of the nominees for directors and (ii) the ratification of the appointment of KPMG LLP as our independent auditors for the transition period ending December 31, 2005.

     As to any other business which may properly come before the Meeting, the persons named on the proxy card will vote according to their judgment. The enclosed proxy may be revoked prior to the Meeting by written notice to our Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Annual Meeting prior to being voted. This Proxy Statement and the enclosed proxy card are expected to be first sent to our shareholders on or about December 30, 2005.

     Votes cast in favor of and against proposed actions (whether in person or by proxy) will be counted for us by our Secretary at the Meeting, but this count may be at least partially based upon information tabulated for us by our transfer agent or others. Proxies that include abstentions and broker non votes will be counted as being present for the purpose of determining whether or not a quorum is present, but will not be counted as votes for or against particular agenda items.

     If a quorum is not present at the Meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the Meeting until a later date and to vote proxies received at such adjourned meeting(s).








                             ELECTION OF DIRECTORS
                           (Proposal 1 of the Proxy)

     Our Directors are elected annually by the shareholders to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected. Our bylaws provide that the number of directors comprising the whole Board shall from time to time be fixed and determined by resolution adopted by our Board of Directors. Our Board has established the size of the Board at nine directors. Our Board is recommending that our nine current directors be re elected. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by our Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. We have no reason to expect that any nominee will become unavailable. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of directors.

     At the Annual Meeting, the shares of Common Stock represented by proxies will be voted in favor of the election of the nominees named below unless otherwise directed.

     The Board of Directors recommends a vote for each of the nominees.

                NOMINEES FOR RE ELECTION AS DIRECTORS TO SERVE
                          UNTIL NEXT ANNUAL MEETING

        Name               Age   Positions            Period of Service
        ----               ---   ---------            -----------------
Roger A. Parker            43    President, Chief     May 1987 to Present
                                 Executive Officer
                                 and Chairman of
                                 the Board

Kevin R. Collins           48    Director             March 2005 to Present

Jerrie F. Eckelberger      61    Director             September 1996 to
                                                      Present

Aleron H. Larson, Jr.      60    Director             May 1987 to Present

Russell S. Lewis           50    Director             June 2002 to Present

Jordan R. Smith            70    Director             October 2004 to Present

Neal A. Stanley            58    Director             October 2004 to Present

James P. Van Blarcom       43    Director             July 2005 to Present

James B. Wallace           75    Director             November 2001 to
                                                      Present

The following is biographical information as to the business experience of each of our current Directors and Executive Officers.

     Roger A. Parker has been our President and a Director since May of 1987 and Chief Executive Officer since April of 2002. He was named Chairman of the Board on July 1, 2005. Since April 1, 2005, he has also served as a Director of DHS Drilling Company. Mr. Parker also serves as President, Chief Executive Officer and Director of Amber Resources. He received a Bachelor of Science in Mineral Land Management from the University of Colorado in 1983. He is a member of the Rocky Mountain Oil and Gas Association and is a board member of the Independent Producers Association of the Mountain States (IPAMS). He also serves on other boards, including Community Banks of Colorado.

     Kevin R. Collins was most recently Executive Vice President and Chief Financial Officer of Evergreen Resources, Inc., having served in various management capacities with that company from 1995 until 2004. Evergreen Resources was acquired by Pioneer Natural Resources in September 2004. Mr. Collins became a Certified Public Accountant in 1983 and has over 13 years of public accounting experience. He has served as Vice President and a Board Member of the Colorado Oil and Gas Association, President of the Denver Chapter of the Institute of Management Accountants, Director of Pegasus Technologies, Inc. and Board Member and Chairman of the Finance Committee of Independent Petroleum Association of Mountain States. He received his B.S. degree in Business Administration and Accounting from the University of Arizona.

     Jerrie F. Eckelberger is an investor, real estate developer and attorney who has practiced law in the State of Colorado since 1971. He graduated from Northwestern University with a Bachelor of Arts degree in 1966 and received his Juris Doctor degree in 1971 from the University of Colorado School of Law. From 1972 to 1975, Mr. Eckelberger was a staff attorney with the Eighteenth Judicial District Attorney's Office in Colorado. From 1975 to present, Mr. Eckelberger has been engaged in the private practice of law and is presently a member of the law firm of Eckelberger & Jackson, LLC. Mr. Eckelberger previously served as an officer, director and corporate counsel for Roxborough Development Corporation. Since March, 1996, Mr. Eckelberger has engaged in the investment and development of Colorado real estate through several private companies in which he is a principal.

     Aleron H. Larson, Jr. has operated as an independent in the oil and gas industry individually and through public and private ventures since 1978.
Mr. Larson served as Chairman of the Board, Secretary and Director of Delta, as well as Amber, until his retirement on July 1, 2005, at which time he resigned as Chairman of the Board. However, he continues to serve as a Director of the Company. Mr. Larson practiced law in Breckenridge, Colorado from 1971 until 1974. During this time he was a member of a law firm, Larson & Batchellor, engaged primarily in real estate law, land use litigation, land planning and municipal law. In 1974, he formed Larson & Larson, P.C., and was engaged primarily in areas of law relating to securities, real estate, and oil and gas until 1978. Mr. Larson received a Bachelor of Arts degree in Business Administration from the University of Texas at El Paso in 1967 and a Juris Doctor degree from the University of Colorado in 1970.

     Russell S. Lewis is President and CEO of Lewis Capital, LLC which makes private investments in, and provides general business and M&A consulting services to, growth-oriented firms. He has been a member of the board of Delta Petroleum Corporation since June 2002. From February 2002 until

January 2005 Mr. Lewis served as Executive Vice President and General Manager of VeriSign Name and Directory Services (VRSN) Group, which managed a significant portion of the internet's critical .com and .net addressing infrastructure. For the preceding 15 years Mr. Lewis managed a wireless transportation systems integration company. Previously Mr. Lewis managed an oil and gas exploration subsidiary of a publicly traded utility and was Vice President of EF Hutton in its Municipal Finance group. Mr. Lewis also serves on the board of directors of Castle Energy Corporation (NASDAQ: CECX) and Advanced Aerations Systems, a privately held firm engaged in subsurface soil treatment. Mr. Lewis has a BA degree in Economics from Haverford College and an MBA from the Harvard School of Business.

     Jordan R. Smith is President of Ramshorn Investments, Inc., a wholly owned subsidiary of Nabors Drilling USA LP, where he is responsible for drilling and development projects in a number of producing basins in the United States. He has served in such capacity for more than the past five years. Mr. Smith has served on the Board of the University of Wyoming Foundation and the Board of the Domestic Petroleum Council, and is also Founder and Chairman of the American Junior Golf Association. Mr. Smith received Bachelors and Masters degrees in geology from the University of Wyoming in 1956 and 1957, respectively.

     Neal A. Stanley founded Teton Oil & Gas Corporation in Denver, Colorado and has served as President since June 2003. From 1996 to June 2003, he was Senior Vice President - Western Region for Forest Oil Corporation. Mr. Stanley has approximately thirty years of experience in the oil and gas business. Since 1995, he has been a member of the Executive Committee of the Independent Petroleum Association of Mountain States, and served as its President from 1999 to 2001. Mr. Stanley received a B.S. degree in Mechanical Engineering from the University of Oklahoma in 1975.

     James P. Van Blarcom has been Managing Director of The Payne Castle Group, LLC, which has provided sales solutions business development and government affairs services in the cable, high-speed internet and communications industries since 2004. From 1998 to 2004, he was employed by Comcast Cable Communications Management, LLC, a division of Comcast Corporation, where he served as National Telecommunications Manager, Corporate Telecommunications Manager, and finally as Commercial Development Manager, Comcast High-Speed Internet. Mr. Van Blarcom received a B.A. degree in History from Hobart College in 1984.

     James B. Wallace has been involved in the oil and gas business for over 40 years and has been a partner of Brownlie, Wallace, Armstrong and Bander Exploration in Denver, Colorado since 1992. From 1980 to 1992 he was Chairman of the Board and Chief Executive Officer of BWAB Incorporated. Mr. Wallace formerly served as a member of the Board of Directors and as the Chairman of Tom Brown, Inc., an oil and gas exploration company then listed on the New York Stock Exchange. He received a B.S. Degree in Business Administration from the University of Southern California in 1951. James B. Wallace is the father of John R. Wallace, the Executive Vice President, Exploration and Chief Operating Officer of Delta.

     Kevin K. Nanke, Treasurer and Chief Financial Officer, joined Delta in April 1995. Since April 1, 2005 he has also served as Chief Financial Officer, Treasurer and Director of DHS Drilling Company. Since 1989, he has been involved in public and private accounting with the oil and gas industry. Mr. Nanke received a Bachelor of Arts in Accounting from the University of Northern Iowa in 1989. Prior to working with us, he was employed by KPMG LLP. He is a member of the Colorado Society of CPA's and the Council of Petroleum Accounting Society. He is 40 years old.

     John R. Wallace, Executive Vice President, Exploration and Chief
Operating Officer, joined Delta in October 2003.   Since April 1, 2005 he has
also served as Executive Vice President and Director of DHS Drilling Company. Mr. Wallace was Vice President of Exploration and Acquisitions for United States Exploration, Inc. ("USX"), a publicly-held oil and gas exploration company, from May 1998 to October 2003, when he became employed by Delta.
For more than five years prior to joining USX, Mr. Wallace was President of The Esperanza Corporation, a privately held oil and gas acquisition company, and Vice President of Dual Resources, Inc., a privately held oil and gas exploration company. Esperanza effected more than 25 acquisitions of producing properties throughout the United States. In addition, Esperanza formed and administered royalty programs for private investors, primarily in the Rocky Mountain region, and has participated in a number of international exploration projects. Dual Resources is in the business of engineering and selling exploration prospects, several of which have resulted in new field discoveries. Mr. Wallace is the son of James B. Wallace, a Director of the Company. He is 44 years old.

     At the present time Messrs. Collins, Eckelberger, Lewis, Smith and Stanley serve as the Audit Committee; Messrs. Eckelberger, Collins, Lewis, Smith and Stanley serve as the Compensation Committee; and Messrs. Smith, Collins, Eckelberger, Lewis and Stanley serve as the Nominating & Governance Committee. The Board of Directors has determined that Mr. Russell Lewis is an "audit committee financial expert" as that term is defined by SEC rules.

     All directors will hold office until the next annual meeting of shareholders.

     All of our Executive Officers will hold office until the next annual directors' meeting, or until they are removed by the Board of Directors or they resign. There is no arrangement or understanding among or between any such officers or any persons pursuant to which such officer is to be selected as one of our officers.

                       BOARD OF DIRECTORS AND COMMITTEES

     During fiscal year ended June 30, 2005, our Board of Directors met on four occasions either in person or by telephone conference call. Our Board has appointed four committees: the Audit, Compensation, Nominating and Incentive Plan Committees. At the present time Messrs. Collins, Eckelberger, Lewis, Smith and Stanley serve as the Audit Committee; Messrs. Eckelberger, Collins, Lewis, Smith and Stanley serve as the Compensation Committee; and Messrs. Smith, Collins, Eckelberger, Lewis and Stanley serve as the Nominating & Governance Committee. Each of these Directors is "independent" as that term is defined by the Nasdaq Stock Market Marketplace Rules.
During fiscal year 2005 our Compensation Committee met on two occasions; our Audit Committee met on four occasions; and our Nominating & Corporate Governance Committee met on one occasion; either in person or by telephone conference call. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its committees held in person or by phone during the time each such Director was a member of the Board or of any committee of the Board.

     Our Compensation Committee makes recommendations to our Board in the area of executive compensation. Our Audit Committee is appointed for the purpose of overseeing and monitoring our independent audit process. It is also charged with the responsibility for reviewing all related party transactions for potential conflicts of interest.

     The Nominating & Governance Committee makes recommendations to the Board of the persons who shall be nominated for election as Directors. On October 29, 2004, the Board of Directors adopted a charter for the Nominating & Governance Committee. A copy of the charter is available on Delta's website (www.deltapetro.com.) The Nominating Committee has not established any minimum qualifications for persons to be considered for nomination, but will be guided by the following criteria: that the individual be of the highest character and integrity; be free of any conflict of interest that would violate any applicable law or regulation or interfere with proper performance of the responsibilities of a Director; possess substantial and significant experience that would be of particular importance to Delta in the performance of the duties of a Director; have sufficient time available to devote to the affairs of Delta; and have a desire to represent the balanced best interests of the shareholders as a whole.

     Shareholders who wish to recommend persons to the Nominating & Governance Committee should submit a letter addressed to the Chairperson of the Nominating & Governance Committee no later than 120 days prior to the date of the next Annual Meeting of Shareholders that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the shareholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the Committee described above.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended June 30, 2005, until October 1, 2004 James
B. Wallace, Jerrie F. Eckelberger and Joseph L. Castle II served as members of the Compensation Committee. Joseph L. Castle II was Chairman of the Board and Chief Executive Officer of Castle Energy Corporation, a principal shareholder of Delta. Beginning October 1, 2004, the Compensation Committee was composed of Jerrie F. Eckelberger, Russell S. Lewis, John P. Keller and Jordan R. Smith. Messrs. Lewis and Keller are also directors of Castle Energy Corporation. On July 1, 2005, Kevin R. Collins replaced Mr. Keller on the Compensation Committee.

                                CODE OF ETHICS

     The Board of Directors adopted a Code of Business Conduct and Ethics in November 2003 (and amended in October 2004), which applies to all of the Company's Executive Officers, Directors and employees. A copy of the Code of Business Conduct and Ethics is available in the "Conduct and Ethics" section of the Company's website (www.deltapetro.com) or by writing to our Corporate Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders wishing to contact the Board of Directors or a specified members or committees of the Board should send correspondence to the Corporate Secretary, Delta Petroleum Corporation, 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202. All communications so received from stockholders of the Company will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by the stockholder. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the Director or to the appropriate committee chairman. All stockholders are also encouraged to communicate directly with both Officers and Directors regarding issues affecting the Company at the Annual Meeting of Shareholders.

           COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file initial reports of securities ownership of Delta and reports of changes in ownership of equity securities of Delta with the Securities and Exchange Commission ("SEC"). Such persons also are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, during the fiscal year ended June 30, 2004, our officers and directors complied with all applicable Section 16(a) filing requirements, except as stated below. These statements are based solely on a review of the copies of such reports furnished to us by our officers and directors and their written representations that such reports accurately reflect all reportable transactions. Russell S. Lewis and Jordan R. Smith, Directors, and John R. Wallace, an Executive Officer, each filed one Form 4 reporting two transactions late; and Roger Parker, a Director and Executive Officer, filed a Form 5 reporting seven gift transactions late.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          SHAREHOLDERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table presents information concerning persons known by us to own beneficially 5% or more of our issued and outstanding voting securities at December 8, 2005:

                                                      Amount and Nature
                     Name and Address                 of Beneficial        Percent
Title of Class(1)    of Beneficial Owner              Ownership            of Class(2)
-----------------    -------------------              -----------------    -----------

Common Stock         Sprott Asset Management, Inc.    7,565,576 shares       15.83%
                     Suite 2700 South Tower
                     Royal Bank Plaza
                     Toronto, Ontario M5J 2J1
                     Canada

Common Stock         Castle Energy Corporation        6,700,000 shares       14.02%
                     One Radnor Corporate
                     Center, Suite 250
                     Radnor, PA  19087

Common Stock         Capital Research Management      4,347,500 shares        9.20%
                       Company and SMALLCAP
                       World Fund, Inc.
                     333 South Hope Street
                     Los Angeles, CA  90071

Common Stock         Touradji Capital Management, LP  3,895,963 shares        8.15%
                     101 Park Avenue, 48th Floor
                     New York, NY  10178

Common Stock         Steinberg Asset Management,      2,863,965 shares        6.00%
                       Inc.
                     12 East 49th Street
                     Suite 1202
                     New York, NY  10017



___________________________

(1)  We have an authorized capital of 300,000,000 shares of $.01 par value
     Common Stock of which 47,796,775 shares were issued and outstanding as of December 8, 2005. We also have an authorized capital of 3,000,000 shares of $.10 par value preferred stock of which no shares are outstanding.

(2) The percentage set forth after the shares listed for each beneficial owner is based upon total shares of Common Stock outstanding at December
     8, 2005 of 47,796,775. The percentage set forth after each beneficial owner is calculated as if any warrants and/or options owned had been exercised by such beneficial owner and as if no other warrants and/or options owned by any other beneficial owner had been exercised. Warrants and options are aggregated without regard to the class of warrant or option.


Security Ownership of Management

     The following table presents information concerning the beneficial ownership of the Executive Officers and Directors of the Company at December 8, 2005:

                                            Amount and Nature
                    Name of                 of Beneficial       Percent
Title of Class(1)   Beneficial Owner        Ownership           of Class(2)
-----------------   ----------------        -----------------   ----------
Common Stock        Roger A. Parker            1,608,469 (3)        3.31%
Common Stock        Aleron H. Larson, Jr.        574,500 (4)        1.19%
Common Stock        Kevin K. Nanke               574,976 (5)        1.19%
Common Stock        John R. Wallace              324,700 (6)         .68%
Common stock        James B. Wallace              78,500 (7)         .16%
Common stock        Russell S. Lewis              56,000 (8)         .12%
Common stock        Jerrie F. Eckelberger         42,725 (9)         .09%
Common Stock        Neal A. Stanley               19,000 (10)        .04%
Common Stock        Jordan R. Smith               16,000 (11)        .03%
Common stock        Kevin R. Collins                -                --
Common Stock        James P. Van Blarcom            -                --
Common stock        All Executive Officers     3,305,370 (12)       6.56%
                    and Directors as a Group
                    (11 persons)
_________________________

(1)     See Note (1) to preceding table; includes options.

(2)     See Note (2) to preceding table.

(3) Includes 788,469 shares owned by Mr. Parker directly. Also includes options to purchase 250,000 shares of Common Stock at $5.00 per share until October 9, 2010; options to purchase 500,000 shares of Common
        Stock at $5.29 per share until August 26, 2013, and options to purchase 70,000 shares of Common Stock at $15.34 per share until December 21, 2004.

(4)     Includes options to purchase 500,000 shares of Common Stock at $5.29 per share until August 26, 2013, and options to purchase 70,000 shares of Common Stock at $15.34 per share until December 21, 2014.
        Also includes 4,500 shares held by his daughter.

(5)     Consists of 42,500 shares of Common Stock owned directly by Mr.
        Nanke; options to purchase 18,726 shares of Common Stock at $1.125 per share until September 1, 2008; options to purchase 13,750 shares of Common Stock at $1.5625 per share until December 12, 2008; options to purchase 55,000 shares of Common Stock at $1.75 per share until May 12, 2009; options to purchase 41,250 shares of Common Stock at $1.75 per share until November 5, 2009; options to purchase 68,750 shares of Common Stock at $3.75 per share until July 14, 2010;

                                       9



        options to purchase 55,000 shares of Common Stock at $3.29 until January 9, 2011; options to purchase 55,000 shares of Common Stock at $2.38 per share until October 5, 2011; options to purchase 137,500 shares of Common Stock at $5.29 per share until August 26, 2013; and options to purchase 70,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(6)     Includes 37,200 shares of Common Stock owned directly by Mr. John
        Wallace, options to purchase 200,000 shares at $5.44 per share until December 3, 2013, and options to purchase 70,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(7)     Includes 22,000 shares of Common Stock owned directly by Mr. James B.
        Wallace; options to purchase 2,500 shares at $2.02 per share until February 5, 2002, options to purchase 20,000 shares at $1.87 per share until February 7, 2013; options to purchase 20,000 shares at $2.38; and options to purchase 87,500 shares of Common Stock at $15.34 per share until December 21, 2014.

(8)     Includes 2,000 shares of Common Stock owned directly by Mr. Russell
        S. Lewis; 20,000 options to purchase shares of Common Stock at $1.87 per share until February 7, 2013; 20,000 options to purchase shares of Common Stock at $2.31 until February 4, 2014; and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(9)     Includes 8,000 shares of Common Stock owned directly by Mr. Jerrie
        F. Eckelberger; options to purchase 725 shares at $2.98 per share until December 31, 2006; options to purchase 20,000 shares of Common Stock at $2.31 until February 4, 2014; and options to purchase
        14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(10)    Includes 5,000 shares of Common Stock owned directly by Neal A.
        Stanley and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(11)    Includes 2,000 shares of Common Stock owned directly by Jordan A.
        Smith and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(12)    Includes all warrants, options and shares referenced in footnotes
        (3), (4), (5), (6), (7), (8), (9), (10) and (11) above as if all warrants and options were exercised and as if all resulting shares were voted as a group.








                                       10



                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE


                                                                Long-term Compensation
                                                           --------------------------------------
                                                                    Awards
                                                           ----------------------
                                      Annual Compensation  Restricted
                                      -------------------    Stock     Securities    All Other
        Name and                       Salary     Bonus     Awards(s)  Underlying   Compensation
   Principal Position       Period     ($) (1)     ($)      ($) (7)    Options (#)     ($) (8)
------------------------  ----------  ---------  --------  ----------  -----------  ------------
Roger A. Parker           Year Ended
President, Chief          6/30/2005   $450,000   $340,000   $383,500    175,000 (2)   $49,000
Executive Officer and     Year Ended
Director                  6/30/04      340,000    340,000       -       500,000 (2)    53,000
                          Year Ended
                          6/30/03      240,000    272,000       -          -           52,000


Aleron H. Larson, Jr.     Year Ended
Chairman, Secretary       6/30/05     $300,000   $   -      $168,740     70,000 (4)   $51,000
and Director(3)           Year Ended
                          6/30/04      275,000    200,000       -       500,000 (4)    53,000
                          Year Ended
                          6/30/03      240,000    192,500       -          -           53,000

Kevin K. Nanke            Year Ended
Treasurer and Chief       6/30/05     $225,000   $180,000   $191,750     87,500 (5)   $49,000
Financial Officer         Year Ended
                          6/30/04      200,000    200,000       -       250,000 (5)    53,000
                          Year Ended
                          6/30/03      180,000    130,000       -          -           42,000

John R. Wallace           Year Ended
Executive Vice President  6/30/05     $225,000   $180,000   $191,750     87,500 (6)   $49,000
and Chief Operating       Year Ended
Officer                   6/30/04      150,000    200,000       -       200,000 (6)      -
__________________________

(1)   Includes reimbursement of certain expenses.

(2)   Includes options to purchase 175,000 shares of Common Stock at $15.34 per share until
      December 31, 2014, and options to purchase 500,000 shares of Common Stock at $5.29 per share until August 26, 2013.

(3)   Mr. Larson retired as Chairman on July 1, 2005.

(4)   Includes options to purchase 70,000 shares of Common Stock at $15.34 per share until
      December 31, 2014.

(5)   Includes options to purchase 87,500 shares of Common Stock at $15.34 per share until
      December 31, 2004, and options to purchase 250,000 shares of Common Stock at $5.29 per share until August 26, 2013.

(6)   Includes options to purchase 87,500 shares of Common Stock at $15.34 per share until
      December 31, 2004, and options to purchase 200,000 shares of Common Stock at $5.44 per share until December 8, 2013.

                                                11


(7)   For the year ended June 30, 2005, the dollar amounts shown represent the value of time-
      based restricted stock awarded to the named executives under the Company's 2004 Stock
      Incentive Plan, as amended, which is calculated by multiplying the total number of restricted shares by the fair market value of Delta's common stock on the date of grant
      (see below).  The fair market values calculated do not reflect any adjustments for risk of forfeiture or restrictions on transferability.  The restricted shares vest on the third anniversary of the date of grant.  A holder of restricted shares has all the rights of a holder of shares of common stock, including the right to receive dividends, if any.

                                                                     Fair Market
                                   Date of    Restricted Shares      Value on Date
          Officer                   Grant        Granted (#)      of Grant ($/Share)
          -------                  --------   -----------------   ------------------

          Roger A. Parker          12/21/04        25,000              $15.34
          Aleron H. Larson, Jr.    12/21/04        11,000              $15.34
          Kevin K. Nanke           12/21/04        12,500              $15.34
          John R. Wallace          12/24/04        13,500              $15.34

      The table below lists the aggregate number of restricted shares not vested or subject to risk of forfeiture held by the named executive officers and the value of such shares on June 30, 2005.  Fair market values are determined by multiplying the number of unvested shares by $14.42, the June 30, 2005 closing price for Delta's common stock.

                     Officer                   Shares(#)     Market Value
                     -------                   ---------     ------------

                     Roger A. Parker            25,000         $353,000
                     Aleron H. Larson, Jr.      11,000         $155,320
                     Kevin K. Nanke             12,500         $176,500
                     John R. Wallace            12,500         $176,500

(8)   Represents amounts contributed under the Company's Simple IRA Plan, Profit Sharing Plan and 401(k) Plan and $12,000 of automobile allowance for each person per year.




                    OPTION GRANTS IN LAST FISCAL YEAR



___________________________________________________________________________________________________

                                       Individual Grants
___________________________________________________________________________________________________
                        Number of    Percent of                         Potential realizable value
                       securities   total options                       at assumed annual rates of
                       underlying    granted to                         stock price appreciation
                        options      employees     Exercise                for option term (4)
                       granted (#)   in fiscal      price    Expiration ---------------------------
        Name             (1)(2)       year (3)      ($/Sh)     date         5% ($)       10% ($)
___________________________________________________________________________________________________

Roger A. Parker         175,000        16.91%      $15.34     12/21/14   $1,688,268   $4,278,402
Aleron H. Larson, Jr.    70,000         6.77%      $15.34     12/21/14   $  675,307   $1,711,361
Kevin K. Nanke           87,500         8.46%      $15.34     12/21/14   $  844,134   $2,139,201
John R. Wallace          87,500         8.46%      $15.34     12/21/14   $  844,134   $2,139,201
__________________________________________________________________________________________________

                                                12


(1)  All options granted in fiscal 2005 have a term of ten years and are subject to a three-year vesting schedule, with 33.3% of the options becoming exercisable on each of the first three anniversaries of the date of grant.

(2)  All of the unvested portion of these options vests in connection with certain terminations of employment.  See "Employee Contracts, Termination of Employment,
     and Change of Control Arrangements."

(3)  The percentage for each year is the amount of stock options granted to each of the named executive officers as a percentage of the total stock options granted to all employees and directors.  During fiscal 2005, Delta granted options to employees and directors to purchase a total of 1,034,700 shares.

(4)  These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant.  The 5% and 10%
     appreciation rates are established by the Securities and Exchange Commission and are not intended to forecast future appreciation rates for our common stock.
     Actual gains, if any, on stock option exercises and common stock holdings are dependent upon the future performance of our common stock. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of our future stock performance.
     There can be no assurance that the amounts reflected in this table will be achieved. These numbers do not take into account provisions of the options providing for termination of the option following employment termination, non-transferability, or vesting.




                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FY END OPTION VALUES

                                                   Number of
                                                   Securities          Value of
                                                   Underlying          Unexercised
                                                   Unexercised         in the Money
                          Shares                   Options at          Options at
                         Acquired                  June 30, 2005(#)    June 30, 2005($)
                            on        Realized     Exercisable/        Exercisable/
    Name                Exercise(#)     ($)        Unexercisable       Unexercisable
   ----                 -----------  -----------   ------------------  --------------
Roger A. Parker            675,000   $ 5,616,950   925,000 / 175,000   $6,695,000 / 0
Aleron H. Larson, Jr.    1,205,000   $13,787,450   570,000 /       0   $4,415,000 / 0
Kevin K. Nanke                -             -      532,476 /  87,500   $4,775,061 / 0
John R. Wallace               -             -       50,000 / 237,500   $434,000/$1,302,000



Compensation of Directors

     The following table provides information concerning compensation paid to non-employee directors who served on the Board during fiscal 2005.

                    Non-Employee Director Compensation Table
                               For Fiscal 2005(1)

     Annual Board Retainer ................................ $50,000
     Audit Committee Chair Retainer ....................... $ 5,000
     Other Committees' Retainer ........................... $ 2,500
     Other Committees' Chair Retainer ..................... $ 3,750
     Equity Compensation - Stock Option(2) ................  14,000 Shares
                         - Restricted Stock(3) ............   2,000 Shares
_________________

(1)  Board and committee retainers are paid in cash.

(2) During fiscal 2005, each non-employee director received a fully-vested stock option grant to purchase 14,000 shares of common stock. The option price of the grants was $15.34, the closing price on the date granted.

(3) During fiscal 2005, each non-employee director received a fully-vested 2,000 share grant of our restricted common stock.

Employment Contracts and Termination of Employment and Change in Control Agreements

     On May 5, 2005, we entered into Employment Agreements with the following executive officers: Roger A. Parker, Kevin K. Nanke and John R. Wallace. The initial term of employment under each of the Employment Agreements is through December 31, 2006, and the term of each Employment Agreement will be automatically extended for additional one year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term. The base annual salary for Mr. Parker is $450,000, and the base annual salary for Messrs. Nanke and Wallace is $225,000. Each of these executive officers will also be entitled to bonuses based on a percentage of their base salary as determined by the Compensation Committee of the Board of Directors upon satisfaction of performance criteria established by the Compensation Committee.

     In the event the employment of any of these executive officers is terminated other than for cause (as defined in the Employment Agreement) or if any of them resigns for "good reason" (as defined in the Employment Agreement), then that executive officer will be entitled to receive a payment equal to two times his annual base salary, annual automobile allowance and his average annual bonus. In the event that any of these Employment Agreements is not renewed, at the time that his employment is terminated the executive officer will receive the same payment as stated above, reduced proportionately by the number of months he continues to be employed by us. The Employment Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination.

     Also on May 5, 2005, we entered into Change of Control Executive Severance Agreements ("CoC Agreements") with Messrs. Parker, Nanke and Wallace which provide that, following a change in control of the Company as defined in the CoC Agreements and the termination of employment of the executive officer, the executive officer would receive, in addition to the severance payments provided for in his Employment Agreement, the continuation of certain benefits including medical insurance and other benefits provided to the executive officer for a period of three years. The CoC Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination. The CoC Agreements also provide that in certain circumstances the severance payment may be reduced so that the payment will not be subject to U.S. federal excise taxes. The CoC Agreements have an initial term through December 31, 2006, and will be automatically extended for additional two year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term.

Retirement Savings Plan

     We adopted a profit sharing plan on January 1, 2002. All employees are eligible to participate and contributions to the profit sharing plan are voluntary and must be approved by the Board of Directors. Amounts contributed to the Plan will vest over a six year service period.

     We adopted a 401k plan effective May 1, 2005. All employees are eligible to participate and make employee contributions once they have met the plan's eligibility criteria. Under the 401k plan, our employees make salary reduction contributions in accordance with the Internal Revenue Service guidelines. Our matching contribution is an amount equal to 100% of the employee's elective deferral contribution which cannot exceed 3% of the employee's compensation and 50% of the employee's elective deferral which exceeds 3% of the employee's compensation but does not exceed 5% of the employee's compensation.

     For the year ended June 30, 2005, we contributed $291,000 under the plan.

Equity Compensation Plan Information

     The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of June 30, 2005.

                                                                        Number of Securities
                                                                        Remaining Available for
                                                                        Future Issuance Under
                      Number of Securities        Weighted Average      Equity Compensation
                      To be Issued Upon Exercise  Exercise Price of     Plans (excluding securities
                      of Outstanding Options,     Outstanding Options,  reflected in the second
Plan Category         Warrants and Rights         Warrants and Rights   column)
-------------         --------------------------  -------------------   ---------------------------
Equity Compensation         3,501,401                  $7.59                      585,300
Plans Approved by
Stockholders

Equity Compensation            50,243 (1)                --                        99,757
Plans Not Approved by
Stockholders

     Total                  3,551,644                    --                       685,057
________________

(1)  Includes shares granted to new employees as an inducement to entering into employment with Delta.




                   REPORT OF THE COMPENSATION PLAN COMMITTEE
                         REGARDING COMPENSATION ISSUES

     The Compensation Committee is currently comprised of Messrs. Eckelberger, Collins, Lewis, Smith and Stanley. The Committee is responsible for establishing the compensation philosophy policies for Delta's executive officers and non-employee directors, and making recommendations to the full Board of Directors concerning compensation matters. In June 2005, the Board of Directors adopted a charter for the Compensation Committee. A copy of the charter is available on Delta's website (www.deltapetro.com.)

     The Company's compensation program for its executive officers generally is composed of three principal components: base salary, annual incentive compensation and long-term incentive compensation in the form of stock-based awards. Its compensation policy has been to offer its executive officers overall compensation packages that are competitive with similar compensation packages offered by other companies in the upper echelon of Delta's peer group. The goal of the Compensation Committee (or the "Committee"), which makes recommendations to the Board of Directors concerning the Company's executive compensation program, is to ensure that the Company retains qualified, experienced executives whose financial interests are aligned with those of the shareholders.

     During 2005, the Committee retained Pearl Meyer and Partners, an executive compensation consulting firm ("Pearl Meyer"), to assist and advise it in its efforts to establish competitive compensation and incentive programs. The Committee received information from Pearl Meyer with respect to the salaries of executive officers and the annual bonus opportunities and equity award programs of comparable companies. The Committee considered Pearl Meyer's advice, general industry practice, tax effects and other factors in making its recommendations to the Board of Directors concerning executive compensation in 2005.

Base Salaries: The Committee's recommendations concerning base salaries for each of the Company's executives are determined by taking into consideration performance and compensation paid to key executives by other public oil and gas companies comparable to the Company in size and complexity. In order to determine comparable salary levels paid within the industry, the Committee reviews various information regarding a selected peer group of comparable companies. The salaries paid to the Named Executive Officers in 2005 are stated in the "Summary Compensation Table," above.

Annual Bonus Incentives: Performance contributions by key executives are evaluated by several criteria which are considered important to the Company's success. These criteria are not specifically weighted in the determination of salary increases and bonuses, since the relative importance of such measures may change from year to year and the relative responsibilities of individual executives toward the achievement of corporate objectives may differ. Examples of criteria considered are: (i) revenues and earnings; (ii) oil and gas reserves; (iii) oil and gas production; (iv) obtaining additional equity or debt investments from external sources to implement the Company's growth strategy; (v) positioning the Company for future growth; and (vi) overall financial management. The bonuses paid to the Named Executive Officers in 2005 are stated in the Summary Compensation Table.

Stock-Based Awards: The Committee also utilizes restricted stock as incentives for executives. In making its recommendations concerning the number of shares of restricted stock to be awarded by the Board of Directors to each executive, the Committee considers the level of responsibility, competitive practice, base salary, and the number of shares and options already owned by the executives as a group relative to the total number of outstanding stock options and shares held by all shareholders. Pearl Meyer, the Company's independent executive compensation advisor, indicated in its report to the Committee that that stock options were declining in significance among the Company's peers as more companies were electing to focus on restricted share grants to deliver long-term incentive awards. In August of 2005, the Committee granted Roger A. Parker a restricted stock award of 35,000 shares of Common Stock and also granted to each of John R. Wallace and Kevin K. Nanke restricted stock awards for 17,500 shares of Common Stock. To promote a Committee goal of retaining the executive officers, these restricted stock awards will not vest for three (3) years, on July 1, 2008.

Compensation of the Chief Executive Officer: During the fiscal year ended June 30, 2005, Roger A. Parker, President and Chief Executive Officer, received total annual compensation of $1,222,500 for his services. This includes the recommendation by the Committee of a salary of $450,000, a bonus of $340,000, a restricted stock award of $383,500 and other compensation of $37,000. In recommending the salary for Mr. Parker for 2005, the Committee considered all of the criteria described above in this report, along with information confirmed by Pearl Meyer indicating that total compensation was within the range of chief executive officers of comparable companies.

Section 162(m): Under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), federal income tax deductions of publicly traded companies may be limited to the extent total compensation for certain executive officers exceeds $1,000,000 in any one year. The Compensation Committee intends to make recommendations concerning executive compensation that would preserve the deductibility of compensation in accordance with the requirements of
Section 162(m) and related regulations to the extent that it is deemed practical. However, the Company retains the flexibility to award compensation that could exceed such levels under Section 162(m) if it is determined to be in the best interests of the Company.

     Respectfully submitted by the Compensation Committee of the Board of
Directors:

         Jerrie F. Eckelberger, Chairman
         Russell S. Lewis
         Kevin R. Collins
         Jordan R. Smith
         Neal A. Stanley

                         REPORT OF THE AUDIT COMMITTEE

     Delta has a standing Audit Committee of the Board of Directors (the "Audit Committee"). The Audit Committee currently consists of Messrs. Eckelberger, Lewis, Smith and Stanley, who are independent (as defined in the Nasdaq listing standards). The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. A copy of the Audit Committee Charter, as restated and amended, is attached as Appendix A to this Proxy Statement. The Audit Committee held four meetings in fiscal 2005. The Audit Committee, on behalf of the Board, oversees Delta's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements and footnotes thereto in Delta's fiscal 2005 Annual Report on Form 10 K with management and independent public accountants.

     The Audit Committee has discussed with Delta's independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

     The Audit Committee has discussed with Delta's independent registered public accountants their independence from management and Delta, and received confirmation from them regarding their independence required by the Independence Standards Board Standard No. 1.

     Based on the Audit Committee's review of the foregoing and discussions with management and Delta's independent registered public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Delta's Annual Report on Form 10 K for the fiscal year ended June 30, 2005, for filing with the SEC. The Audit Committee also approved the selection of KPMG to serve as the Company's independent public accountants for the fiscal year ending June 30, 2005.

     MEMBERS OF THE AUDIT COMMITTEE:

     Jerrie F. Eckelberger
     John P. Keller
     Russell S. Lewis
     James B. Wallace

STOCK PERFORMANCE GRAPH

     The performance graph shown below was prepared using data prepared by CTA Public Relations. As required by applicable rules of the SEC, the graph was prepared based upon the following assumptions:

     1. $100 was invested in Common Stock, the Nasdaq Composite Index (U.S.) and the Peer Group (as defined below) on June 30, 2000.

     2. The Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

     3.  Dividends are reinvested on the ex dividend dates.

     The companies that comprise the Peer Group are: Tipperary Corporation; Range Resources Corporation; St Mary Land & Exploration Co.; Edge Petroleum Corp.; Plains Exploration & Production Co.; Brigham Exploration Co.; Forest Oil Corp.; Whiting Petroleum Corp.; and Cimarex Energy Co.

                     COMPARATIVE CUMULATIVE TOTAL RETURNS
                         DELTA PETROLEUM CORPORATION
                     NASDAQ COMPOSITE INDEX AND PEER GROUP
                  (Performance results through June 30, 2005)



                                          TOTAL RETURN TO STOCKHOLDERS
                                       (Assumes $100 investment on 6/30/00)

                                                      [GRAPH]


Total Return Analysis
                           6/30/2000     6/30/2001     6/30/2002     6/30/2003     6/30/2004     6/30/2005
Delta Petroleum Corp.      $ 100.00      $ 116.83      $  99.05      $ 116.32      $ 341.59      $ 358.60
Peer Group                 $ 100.00      $ 114.99      $ 116.00      $ 133.73      $ 202.40      $ 328.56
Nasdaq Composite           $ 100.00      $  54.49      $  36.89      $  40.92      $  51.63      $  51.86




CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a list of certain relationships and related party transactions that occurred during our past fiscal year, as well as transactions that occurred since the beginning of our last fiscal year or are currently proposed:

     At June 30, 2005, we had $32,000 of receivables from officers and directors. These amounts include drilling costs and lease operating expense on wells owned by the officers and directors and operated by us. The amounts were paid subsequent to the end of our fiscal year.

     During fiscal 2001 and 2000, Mr. Larson and Mr. Parker guaranteed certain borrowings which have subsequently been paid in full. As consideration for the guarantee of our indebtedness, each officer was assigned a 1% overriding royalty interest ("ORRI") in the properties acquired with the proceeds of the borrowings. Each officer earned approximately $105,000, $66,000 and $108,000 for his respective 1% ORRI during fiscal 2005, 2004 and 2003, respectively.

     During the fiscal years ended June 30, 2005 and 2004, we used a jet aircraft owned by an entity that is 50% owned by Roger A. Parker, our President. We paid that entity a total of $138,000 and $121,000 for the use of that aircraft during fiscal 2005 and 2004, respectively. These amounts represented the actual costs of the operation of the aircraft for Delta's business for which Mr. Parker was responsible.

     Directors and officers were issued options and warrants as disclosed in "Executive Compensation" above.

     All past and future and ongoing transactions with affiliates are and will be on terms which our management believes are no less favorable than could be obtained from non-affiliated parties. All future and ongoing loans to our affiliates, officials and shareholders will be approved by the majority vote of disinterested directors.

           APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                           (Proposal 2 of the Proxy)

     Subject to ratification by our shareholders, the Audit Committee has selected the firm of KPMG LLP, Suite 2300, 707 17th Street, Denver, Colorado 80202, as our independent registered public accounting firm to examine and audit our financial statements for the six month period ended December 31, 2005. This firm has audited our financial statements for seven years and is considered to be well qualified. The selection of such firm as the Company's independent registered public accounting firm is being submitted for ratification at the Annual Meeting. Action by shareholders is not required under the law for the appointment of the independent registered public accounting firm, but the ratification of their appointment is being submitted by the Audit Committee in order to give our shareholders an opportunity to vote on the designation of auditors. In the event that a majority of the votes represented at the Annual Meeting are not voted in favor of the appointment of KPMG LLP, the Audit Committee will reconsider their decision.

     A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions.

Principal Accounting Fees and Services

     Audit Fees. The fees billed for professional services rendered by KPMG LLP for the audit of Delta's financial statements for the fiscal years ended June 30, 2005 and 2004, and for the reviews of the financial statements included in Delta's Forms 10-Q during those fiscal years, amounted to $461,000 and $178,000, respectively.

     Audit Related Fees. The fees billed for professional services rendered by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of Delta's financial statements, that are not included in audit fees above, billed in the fiscal years ended June 30, 2005 and 2004, amounted to $167,000 and $24,000, respectively.

     Tax Fees.  Not Applicable.

     All Other Fees. The fees billed by KPMG LLP during the fiscal years ended June 30, 2005 and 2004 for all other services rendered amounted to $0 and $80,000, respectively. These fees were related to consulting services related to compliance with the Sarbanes Oxley Act of 2002.

     Audit Committee Pre-Approval Policy. The Company's independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company's independent registered public accounting firm be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve permissible non-audit services. During the fiscal year ended June 30, 2005, the Audit Committee approved 100% of the non-audit services provided to Delta by the independent registered public accounting firm.

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR THIS PROPOSAL.

                       REINCORPORATION IN THE STATE OF DELAWARE
                              (Proposal 3 of the Proxy)

General

     The Board of Directors has unanimously approved and recommends that the shareholders approve the reincorporation of Delta from the State of Colorado to the State of Delaware (the "Reincorporation Proposal"). The reincorporation will be effected pursuant to an Agreement and Plan of Merger, dated as of November 8, 2005 (the "Merger Agreement"), by and among Delta, Delta Petroleum Corporation, a Delaware Corporation ("Delta- Delaware"), Castle Energy Corporation ("Castle") and DPCA LLC, a Delaware limited liability company. The boards of directors of Delta and Delta-Delaware have unanimously approved the Merger Agreement. The Merger Agreement relates to the proposed merger of Castle with DPCA LLC (a wholly owned subsidiary of Delta) as well as the Reincorporation Proposal.

No Change in Business, Jobs, Physical Location, Etc.

     The reincorporation merger will effect a change in the legal domicile of Delta and other changes of a legal nature, the most significant of which are described below under the heading "Comparison of Shareholder Rights Before and After the Reincorporation." However, the reincorporation merger will not result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, taxes payable to the State of Colorado, assets, liabilities or net worth (other than as a result of the costs incident to the reincorporation merger). Our management, including all directors and officers, will remain the same in connection with the reincorporation merger and will assume identical positions with Delta-Delaware. None of our subsidiaries will be changing their respective states of organization in connection with the reincorporation merger. At the effective time of the reincorporation merger, your shares of Delta Common Stock will be converted into an equal number of shares of Delta-Delaware Common Stock.

Reasons for the Reincorporation

      Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws. The General Corporation Law of the State of Delaware (the "DGCL") is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the Colorado Business Corporation Act (the "CBCA").

      In addition, Delaware has established a specialized court, the Court of Chancery, which has exclusive jurisdiction over matters relating to the DGCL. The Chancery Court has no jurisdiction over criminal or tort cases, and corporate cases are heard by judges, without juries, who have many years of experience with corporate issues. Traditionally, this has meant that the Delaware courts are able in most cases to process corporate litigation relatively quickly and effectively. By comparison, many states, including Colorado, do not have a specialized judiciary for matters relating to corporate issues.

      Delaware courts have developed considerable expertise in dealing with corporate legal issues and produced a substantial body of case law construing the DGCL, with multiple cases concerning areas that no Colorado court has considered. Because our judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to Delta by allowing our Board of Directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

      Reincorporation from Colorado to Delaware may also make it easier to attract future candidates willing to serve on our Board of Directors, because many such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

Delta-Delaware

     Delta-Delaware, a wholly owned subsidiary of Delta, was incorporated under the DGCL on November 7, 2005 exclusively for the purpose of merging with Delta. The address and phone number of Delta-Delaware's principal office are the same as those of Delta. Prior to the reincorporation merger, Delta-Delaware will have no material assets or liabilities and will not have carried on any business.

     Upon completion of the reincorporation merger, the rights of the shareholders of Delta-Delaware will be governed by the DGCL and the certificate of incorporation and bylaws of Delta-Delaware (the "Delaware Certificate of Incorporation" and the "Delaware Bylaws," respectively).

The Merger Agreement

     The Merger Agreement provides that Delta will merge with and into Delta-Delaware, with Delta-Delaware being the surviving corporation. Pursuant to the Merger Agreement, Delta-Delaware will assume all assets and liabilities of Delta, including obligations under our outstanding indebtedness and contracts. Our existing Board of Directors and officers will become the Board of Directors and officers of Delta-Delaware and our existing subsidiaries will become the subsidiaries of Delta-Delaware.

     At the effective time of the reincorporation merger, each outstanding share of Delta's Common Stock will automatically be converted into one share of Delta-Delaware Common Stock. You will not have to exchange your existing stock certificates of Delta for stock certificates of Delta-Delaware. However, after consummation of the reincorporation merger, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to Delta-Delaware's transfer agent for cancellation and obtain a new certificate.

     Pursuant to the reincorporation merger, Delta-Delaware will assume all of Delta's obligations under all of its existing stock incentive plans. Each award of shares of Delta's Common Stock under such plans will be converted into an award of shares of Delta-Delaware Common Stock on the same terms and conditions as in effect immediately prior to the reincorporation, and each outstanding option to purchase shares of Delta Common Stock under such plans will be converted into an option to purchase the same number of shares of Delta-Delaware Common Stock on the same terms and conditions as in effect immediately prior to the reincorporation. Options and rights granted under Delta's incentive plans in the future will be for shares of Delta-Delaware Common Stock.

     The Merger Agreement has been approved by the Board of Directors of Delta-Delaware and by Delta, as the sole stockholder of Delta-Delaware. Approval of the Reincorporation Proposal by Delta's stockholders requires the affirmative vote of the holders of a majority of all of the votes entitled to be cast thereon.

     A vote in favor of the Reincorporation Proposal is a vote to approve the Merger Agreement and therefore the reincorporation merger. A vote in favor of the reincorporation proposal is also effectively a vote in favor of the Delaware Certificate of Incorporation and the Delaware Bylaws.

     Pursuant to Section 7-113-102(1.3) of the CBCA, Delta shareholders will not have the right to dissent and demand payment for their shares.

Effective Time

     If the Reincorporation Proposal is approved, it is anticipated that the reincorporation merger will become effective at the time set forth in each of the Articles of Merger to be filed with the Secretary of State of Colorado (together with the Merger Agreement) in accordance with Section 7-111-105 of the CBCA and the Certificate of Merger to be filed with the Secretary of State of Delaware in accordance with Section 252 of the DGCL. However, the Merger Agreement may be terminated and abandoned by action of the Board of Directors at any time prior to the effective time of the reincorporation merger, whether before or after the approval by Delta's shareholders, if the Board of Directors determines for any reason, in its sole judgment and discretion, that the consummation of the reincorporation merger would be inadvisable or not in the best interests of Delta and its shareholders.

Effect of Not Obtaining the Required Vote for Approval

     If the Reincorporation Proposal fails to obtain the requisite vote for approval, the reincorporation merger will not be consummated and Delta will continue to be incorporated in Colorado.

Anti-Takeover Effect of Reincorporation

     Delaware, like many other states, permits a corporation to adopt a number of measures which are designed to reduce a corporation's vulnerability to hostile takeover attempts. It should be noted, however, that the Reincorporation Proposal is not being proposed in order to prevent any present attempt known to the Board to acquire control of Delta or to obtain representation on the Board.

     If the Reincorporation Proposal is approved, certain provisions of the Delaware Certificate of Incorporation and Delaware Bylaws may have anti-takeover implications. These measures include the elimination of the ability of shareholders controlling ten percent (10%) or more of the voting shares to call a special meeting of shareholders; the establishment of advance notice procedures for shareholder nominations and other proposals; and the elimination of the ability of the shareholders to remove directors without cause.

     In addition, certain differences between Colorado and Delaware law, which will be effective upon consummation of the Reincorporation, could have an impact on unapproved takeover attempts. Section 203 of the DGCL, restricts certain "business combinations" with "interested shareholders" for three years following the date that a person becomes an interested shareholder, unless the Board approves the business combination. For a discussion of differences between the laws of Colorado and Delaware that may affect the shareholders, see "Comparison of Shareholder Rights Before and After the Reincorporation" below.

     The Board recognizes that unsolicited hostile takeover attempts do not always have unfavorable consequences or effects and may provide all of the shareholders with considerable value for their shares. To the extent that the Reincorporation may provide greater deterrence to takeover offers and greater defenses against takeovers, the Reincorporation may have the effect of discouraging or defeating future takeover attempts which a substantial number or majority of the Delta's shareholders might wish to accept and which might provide a substantial premium over market prices. The Board, however, believes that the potential suddenness and disadvantages of unapproved takeover attempts (such as disruption of our business and the possibility of terms which may be less favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great that, on balance, prudent steps to reduce the likelihood of such takeover attempts and to help ensure that the Board has adequate opportunity to fully consider and respond to any takeover attempt and actively negotiate its terms, are in the Delta's best interests and the best interests of its shareholders.

Comparison of Shareholder Rights Before and After the Reincorporation

     Because of differences between the CBCA and the DGCL, as well as differences between Delta's governing documents before and after the reincorporation, the reincorporation will effect some changes in the rights of Delta's shareholders. Summarized below are the most significant differences between the rights of the shareholders of Delta before and after the reincorporation, as a result of the differences among the CBCA and the DGCL, the Articles of Incorporation of Delta (the "Colorado Articles of Incorporation") and the Bylaws of Delta (the "Colorado Bylaws") and the Delaware Certificate of Incorporation and the Delaware Bylaws.



                         Delta                            Delta-Delaware
                         -----                            --------------
Removal of Directors     Because the Colorado             Under the DGCL, directors may
                         Articles of Incorporation        generally be removed by shareholders
                         do not contain any limita-       with or without cause.  However, the
                         tion on the removal of           Delaware Certificate of Incorpora-
                         directors, shareholders          tion provides that Directors may
                         may, under the CBCA, remove      only be removed by the shareholders
                         directors of Delta with or       for cause.
                         without cause.

Vacancies on the         Under the CBCA, because the      Under the DGCL and the Delaware
 Board of Directors      Colorado Articles of             Certificate of Incorporation,
                         Incorporation do not provide     vacancies on the board of directors
                         otherwise, any vacancies on      of Delta-Delaware will be filled by
                         the Board of Directors may be    the remaining directors.
                         filled either by the remaining
                         directors or the shareholders.



                                                25


                         Delta                            Delta-Delaware
                         -----                            --------------

Number of Directors      Under the CBCA, the number of    The DGCL permits a certificate of
                         directors must be specified      incorporation to specify the number
                         in a corporation's bylaws.       of directors.  Under the Delaware
                         The Colorado Bylaws state that   Certificate of Incorporation, the
                         the Board of Directors is to     board of directors of Delta-Delaware
                         have between three and five      is to have between three and eleven
                         members. The CBCA, like the      members.  Under the DGCL, the
                         DGCL, provides that share-       Delaware Certificate of Incorpora-
                         holders may amend a corpora-     tion cannot be amended unless the
                         tion's bylaws without the        amendment is approved by the board
                         approval of the board of         of directors of Delta-Delaware;
                         directors. Accordingly, under    shareholders will not have the
                         the CBCA, shareholders of        ability to increase the size of
                         Delta have the ability to        the board of directors of Delta-
                         determine the size of the        Delaware to more than eleven without
                         Board of Directors.              approval of the board.

Shareholders' Power to   In accordance with the CBCA,     Under the DGCL, special shareholder
  Call Special Meetings  the Colorado Bylaws provide      meetings may be called by share-
                         that a special meeting of        holders to the extent authorized
                         shareholders must be called      by the certificate of incorporation
                         by the President at the request  or bylaws.  The Delaware Certifi-
                         of holders of not less than      cate of Incorporation provides that,
                         10% of the outstanding shares    except as otherwise required by law
                         of Delta.                        and subject to the rights of the
                                                          holders of any class or series of
                                                          preferred stock, special meetings of
                                                          the stockholders may be called only
                                                          by the chairman of the board, the
                                                          chief executive officer or any
                                                          officer of Delta-Delaware upon the
                                                          written request of a majority of the
                                                          board of directors.

Notice of Shareholder    The Colorado Articles of         The Delaware Bylaws provide that
  Nominations for        Incorporation and Colorado       no business may be brought before
  Directors and          Bylaws do not contain any        any meeting of shareholders,
  Business to be         provisions regarding advance     including the nomination or election
  Brought Before         notice of shareholder nomina-    of persons to the board of
  Meetings               tions of directors or notice     directors, by a shareholder unless
                         of business to be brought        the shareholder satisfies certain
                         before meetings of share-        advance notice requirements.
                         holders.                         Advance notice of any such business
                                                          must generally be provided not less
                                                          than ninety days nor more than one
                                                          hundred twenty days prior to the
                                                          date of the meeting, unless public
                                                          disclosure of the date of the
                                                          meeting is first made less than one
                                                          hundred days prior to the date of
                                                          the meeting, in which case notice by
                                                          the shareholder must be provided not
                                                          later than the tenth day following
                                                          the date on which such public
                                                          disclosure of the date of the
                                                          meeting was made. A notice must

                                             26

                         Delta                            Delta-Delaware
                         -----                            --------------

                                                          include specified information
                                                          concerning the business proposed to
                                                          be conducted, the shareholder making
                                                          the proposal and, if applicable, the
                                                          persons nominated to be elected as
                                                          directors. Any late or deficient
                                                          nominations or proposals may be
                                                          rejected by Delta-Delaware.

Indemnification          Under the Colorado Articles      The Delaware Certificate of Incor-
                         of Incorporation and the CBCA,   portion provides for mandatory,
                         Delta may, but is generally not  rather than permissive, indemnifi-
                         required to, indemnify former    cation of former or current officers
                         and current directors,           and directors of Delta-Delaware with
                         officers, employees, fiduci-     respect to expenses incurred in any
                         aries and agents of Delta        action brought against those persons
                         against expenses incurred in     as a result of their role with
                         any action brought against       Delta-Delaware if certain conditions
                         those persons as a result of     are satisfied.  Subject to certain
                         their role with Delta if         conditions, the Delaware Certificate
                         certain conditions are satis-    of Incorporation also provides for
                         fied. Similarly, Delta may,      mandatory advancement of expenses
                         in some circumstances, advance   incurred by those persons in defend-
                         to a person potentially elig-    ing such an action.  Under the DGCL,
                         ible for indemnification the     a person seeking indemnficiation
                         expenses incurred in defending   is generally required to have acted
                         such an action. The Colorado     in a manner he or she reasonably
                         Articles of Incorporation        believed to be in, or not opposed
                         generally require a person       to, the best interests of the
                         seeking indemnification to have  corporation.
                         acted in a manner he or she
                         reasonably believed to have
                         been in the best interests of
                         Delta.


Amendment to Articles    Pursuant to the CBCA, amend-     Under the DGCL, a proposed amendment
  (Certificate) of       ments to the Colorado Articles   to a corporation's certificate of
  Incorporation          of Incorporation must be         incorporation may not be submitted
                         submitted to a shareholder vote  to a vote of shareholders without
                         if proposed either by the        the approval of the board of
                         Board of Directors or by the     directors.  To the extent the
                         holders of shares representing   Delaware Certificate of Incorpora-
                         at least 10% of all of the       tion includes provisions that
                         votes entitled to be cast on     would make a hostile takeover of
                         the amendment. The Board of      Delta-Delaware more difficult, this
                         Directors need not recommend     aspect of the DGCL would prevent
                         the amendment to the share-      those provisions from being amended
                         holders if the amendment is      or removed without the consent of
                         proposed by the shareholders     the board of directors of Delta-
                         or if the Board of Directors     Delaware, and may therefore have
                         determines that because of a     anti-takeover effects.  In addition,





                                               27


                         Delta                            Delta-Delaware
                         -----                            --------------

                         conflict of interest or other    the Delaware Certificate of Incor-
                         special circumstances it should  poration provides that certain
                         make no recommendation with      provisions of the certificate
                         respect to the amendment. Among  (including those relating to other consequences, this aspect  the structure of the board of
                         of the CBCA may limit the        directors of Delta-Delaware, the
                         effectiveness of any anti-take-  removal of directors from the
                         over provisions contained in a   board and the indemnification
                         corporation's articles of        of directors and officers) may
                         incorporation. The Colorado      be amended only with the approval
                         Articles of Incorporation do     of two-thirds of the shares of
                         not impose any supermajority     stock of Delta-Delaware entitled
                         voting requirements upon pro-    to vote in an election of
                         posed amendments to the          directors.
                         articles.

Amendment to Bylaws      Pursuant to the CBCA,             Under the DGCL, the power to
                         amendments to a corporation's     amend the bylaws is conferred
                         bylaws can be made by the         upon the shareholders, provided
                         board of directors unless         however, that the certificate of
                         the articles of incorporation     incorporation may confer the
                         or the bylaws reserve all or      power to the directors.  The
                         a portion of the power to         fact that such power has been
                         amend the bylaws to the           conferred to the directors does
                         shareholders.  The Colorado       not limit the power of the
                         Articles and Colorado Bylaws      shareholders to amend the bylaws.
                         do not include such provisions.   The Delta-Delaware Certificate
                         Bylaws may also be amended        of Incorporation contains a
                         by the shareholders even          provision conferring authority
                         though they may also be           to amend the bylaws to the board
                         amended by the board of           of directors.  The Delta-Delaware
                         directors.                        Bylaws includes a provision that
                                                           the bylaws may be amended at any
                                                           annual meeting of the stockholders
                                                           or at any special meeting of the
                                                           stockholders called for that
                                                           purpose by the affirmative vote
                                                           of the holders of not less than
                                                           two-thirds of the outstanding
                                                           shares entitled to vote.

Business Combination     The CBCA does not contain any     Section 203 of the DGCL provides
  Statute                business combination provisions.  for a three-year moratorium on certain business combination
                                                           transactions with "interested
                                                           stockholders" (generally, persons
                                                           who beneficially own 15% or more of
                                                           the corporation's outstanding
                                                           voting stock). Delta-Delaware has
                                                           not opted out of Section 203 of the
                                                           DGCL in the Delaware Certificate of
                                                           Incorporation.





                                               28


                         Delta                            Delta-Delaware
                         -----                            --------------

Franchise Tax            There is no franchise            The DGCL requires corporations to
                         tax in Colorado.                 pay franchise tax annually (the
                                                          current maximum is $165,000 a year).

Authorized Shares        Under the Colorado Articles      Under the Delaware Certificate of
                         of Incorporation, Delta is       Incorporation, Delta-Delaware is
                         authorized to issue a total      authorized to issue 300,000,000
                         of 300,000,000 shares of         shares of common stock, par value
                         common stock, par value $.01     $.01 per share, and 3,000,000 shares
                         per share, and 3,000,000         of preferred stock, par value $.01
                         shares of preferred stock,       per share.
                         $.10 par value.



Federal Income Tax Consequences of the Reincorporation Merger

     The following discussion addresses the material federal income tax consequences of the reincorporation merger that are applicable to holders of shares of Delta's Common Stock. The discussion does not address all federal income tax consequences that may be relevant to a particular holder of shares of Delta's Common Stock, or any foreign, state or local tax considerations. Accordingly, holders of Delta's Common Stock are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of the reincorporation merger.

     The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. Delta has not and will not request a ruling from the Internal Revenue Service regarding the tax consequences of the reincorporation merger.

     Delta believes that the reincorporation merger and the resulting reincorporation of Delta from Colorado to Delaware will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Accordingly, for federal income tax purposes, (i) no gain or loss will be recognized by the holders of shares of Delta's Common Stock upon consummation of the reincorporation merger, (ii) the aggregate tax basis of shares of Delta-Delaware Common Stock received in the reincorporation merger will be the same as the aggregate tax basis of shares of Delta Common Stock exchanged in the reincorporation merger and (iii) the holding period of the shares of Delta-Delaware Common Stock received in the reincorporation merger will include the period for which shares of Delta's Common Stock were held.

Accounting Treatment of The Reincorporation Merger

     The reincorporation merger will be accounted for as a reverse merger whereby, for accounting purposes, Delta will be considered the accounting acquiror and Delta-Delaware will be treated as the successor to the historical operations of Delta. Accordingly, the historical consolidated financial statements of Delta, which previously have been reported to the SEC on Forms 10-K and 10-Q, among others, as of and for all periods through the

                                      29


date of this proxy statement, will be treated as the consolidated financial statements of Delta-Delaware.

Regulatory Approval

     To Delta's knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the reincorporation merger will be the filing of the Articles of Merger (including the Merger Agreement) with the Secretary of State of Colorado and the filing of the Certificate of Merger with the Secretary of State of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE REINCORPORATION IN DELAWARE.


                             SHAREHOLDER PROPOSALS

     Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the Annual Meeting of Shareholders for the transition period ended December 31, 2005 must be received by Aleron H. Larson, Jr., Secretary, at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202, a reasonable amount of time prior to the time that the proxy materials are to be mailed in connection with that meeting in order to be included in the proxy statement and proxy relating to that meeting.

                           GENERAL AND OTHER MATTERS

     The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be represented at the Annual Meeting. However, if any other matters are properly brought before the Meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

     The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of the Annual Meeting will be paid by us. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by our directors, officers and regular employees. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable expenses.

                            AVAILABLE INFORMATION

     Upon request of any shareholder, our Annual Report for the year ended June 30, 2005 filed with the SEC on Form 10 K, including financial statements, will be sent to the shareholder without charge by first class mail within one business day of receipt of such request. All requests should be addressed to our Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202 or by telephone (303) 293 9133.


                                      30


     You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

                                   By Order of the Board of Directors

                                   Roger A. Parker, President and CEO
December 22, 2005













































                                      31




APPENDIX A

                        DELTA PETROLEUM CORPORATION
                          AUDIT COMMITTEE CHARTER
              (As Restated and Amended Effective June 29, 2005)

I.   PURPOSE

     The Audit Committee will assist the Board of Directors of the Company in fulfilling its responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the Company and its subsidiaries. This will include assisting the Board in overseeing
(a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the independent auditor's qualifications and independence; and (d) the performance of the Company's independent auditor. The Audit Committee also will prepare the Audit Committee report that Securities and Exchange Commission ("SEC") rules require to be included in the Company's annual proxy statement. The Committee's responsibilities under this Charter do not relieve the Company's management of its responsibilities for (a) preparing the Company's financial statements so that they comply with generally accepted accounting principles ("GAAP") and fairly present the Company's financial condition, results of operations and cash flows; (b) issuing financial reports that comply with the requirements of the SEC; and (c) establishing and maintaining adequate internal control structures and procedures for financial reporting.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of applicable Nasdaq Marketplace Rules, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. Each member of the Audit Committee shall, in the judgment of the Board, be financially literate or must become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as determined by the Board, and, unless otherwise determined by the Board of Directors, at least one member shall be "an audit committee financial expert" as defined by the SEC. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be appointed by the Board annually and shall serve until their successors are duly elected and qualified.
Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Board will have the power at any time to change the size and membership of the Committee, to remove Committee members and to fill vacancies on the Committee, provided that any new member satisfy the requirements of this Charter and any other applicable requirements.

III. MEETINGS

     The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee will meet following the end of each fiscal quarter prior to the filing of the Company's quarterly or annual report with the SEC to review the financial results of the Company for the preceding fiscal quarter or the preceding fiscal year, as the case may be. During each quarterly meeting, or at such other times as the Committee may determine, the Committee shall meet separately with management and the independent auditor to discuss any matters that the Committee or any of these groups believe should be discussed privately and to review the Company's periodic reports consistent with Section IV below. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee with or without the presence of management or to meet with any members of, or consultants to, the Committee.

     The Committee will record and maintain minutes of its meetings. The Chairman of the Committee or a Committee member designated by the Chairman will make a report to the Board of the Committee's meetings, actions taken at meetings or by consent, and recommendations made since the most recent Board meeting, unless the Committee has previously circulated an interim report addressing the matter or matters.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

A.   Documents/Reports Review

1. Review, reassess the adequacy of and update this Charter periodically, at least annually, as conditions dictate and recommend any proposed changes to the Board for approval.

2. Review and discuss with management and the independent auditor the Company's annual audited financial statements and related disclosures, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board that the audited financial statements be included in the Company's annual report on Form 10-K.

3. Review and discuss with management and the independent auditor the Company's quarterly financial statements and related disclosures prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

4. In connection with each quarterly and annual report of the Company, review (a) management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"); and (b) the contents of the Chief Executive Officer and Chief Financial Officer certifications to be furnished or filed with the SEC under Sections 302 and 906 of Sarbanes-Oxley.

5. Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Chair of the Committee may represent the entire Committee for purposes of this review.

6. Prepare the report required to be included in the Company's annual proxy materials.

7.   Review and discuss quarterly reports from the independent auditors on:

     a)  All critical accounting policies and practices to be used.

     b) All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

     c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

8. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

B.   Independent Auditor

9. Be directly responsible for the appointment (subject to shareholder ratification, if applicable), retention, termination, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

10. Approve all audit and permissible non-audit services to be provided by the independent auditor, establish a policy for the Committee's pre-approval of audit and non-audit services to be provided by the independent auditor and annually review and pre-approve the audit and non-audit services that are to be covered by the pre-approval policy.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; (c) any steps taken to deal with any such issues; and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12. Discuss, as needed, with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

13. Review and reassess, at least annually, the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor team.

14. Prior to engaging the independent auditor to perform an audit of the Company's financial statements, (a) obtain from the independent auditor a formal written statement delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard No. 1 or such other standard as may be promulgated by the Public Company Accounting Oversight Board; (b) actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the auditor's objectivity and independence; and (c) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy the Board of independence.

15. Oversee the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

16. Establish hiring policies for employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

18. Confirm with the independent auditor that it is aware of no violations of Rule 13b2-2 under the Exchange Act relating to improper influence on the conduct of audits, or any illegal act that would require the independent auditor to inform management of the Company and the Audit Committee as required by Section 10A(b) of unusual transactions.

19. Meet with the independent auditor prior to the audit to discuss the proposed scope, planning and staffing of the audit. Review the fees and other significant compensation to be paid to the independent auditor.

C.   Financial Reporting Process and Disclosure Matters

20. In consultation with management and the independent auditor, review the integrity of the Company's financial reporting processes, both internal and external.

21. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

22. Review, on a quarterly basis, the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with GAAP.

D.   Process Improvement

23. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

24. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

E.   Other

25. Review and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations relevant to the scope of the Audit Committee's responsibilities.

26. Review with the Company's internal and outside counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

27. Approve transactions between the Company and a related party and any other conflict of interest situations.

28.  Review the findings of any examinations by regulatory agencies.

29. Discuss with management and the independent auditor the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

30. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

31. Respond as it determines to be appropriate (after consulting with legal counsel selected by the Committee) to any report of evidence of a material violation of the securities laws that the Committee receives from the Company's chief legal officer, if any, or from any attorney appearing and practicing before the SEC in the representation of the Company.

32. Conduct a review and evaluation, at least annually, of the performance of the Audit Committee and its members, including a review of the compliance of the Committee with this Charter.

33. Undertake such additional actions within the scope of its primary functions as the Board or Audit Committee shall determine.

V.   ADDITIONAL RESOURCES

     The Committee will have the right to use reasonable amounts of time of the Company's accounting personnel and the independent auditor, other internal staff and legal counsel and also will have the right to hire independent accounting experts, lawyers and other consultants and advisors to assist and advise the Committee in connection with its responsibilities. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and any experts, lawyers, consultants or advisors employed by the Audit Committee.

                          DELTA PETROLEUM CORPORATION
                                    PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Aleron H. Larson, Jr. and Roger A. Parker, or each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Delta Petroleum Corporation, to be held in the Georgetown Room of the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202 on Tuesday, January 31, 2006, at 10:00 a.m. (MST), and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

                                                         (Check One)
                                                For     Against    Abstain
                                               -----    -------    -------
Proposal 1: To approve the nine nominees to
            the Board of Directors:

            Aleron H. Larson, Jr.               [  ]       [  ]      [  ]
            Roger A. Parker                     [  ]       [  ]      [  ]
            Jerrie F. Eckelberger               [  ]       [  ]      [  ]
            James B. Wallace                    [  ]       [  ]      [  ]
            Russell S. Lewis                    [  ]       [  ]      [  ]
            Kevin R. Collins                    [  ]       [  ]      [  ]
            Jordan R. Smith                     [  ]       [  ]      [  ]
            Neal A. Stanley                     [  ]       [  ]      [  ]
            James P. Van Blarcom                [  ]       [  ]      [  ]

Proposal 2: To ratify the appointment of        [  ]       [  ]      [  ]
            KPMG LLP as independent
            registered public accounting firm

Proposal 3: To approve a proposed merger to     [  ]       [  ]      [  ]
            Reincorporate the Company in
            The State of Delaware

     In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof. Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. All prior proxies are revoked. This proxy will also be voted in accordance with the discretion of the proxy or proxies on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement.

___________________________________      ___________________________________
Signature                                Signature (if jointly held)

___________________________________      ___________________________________
Print Name                               Print Name

___________________________________      ____________________________________
Dated                                    Dated

     (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.